UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement,
Item 2.01 Completion of Acquisition or Disposition of Assets, and
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 17, 2006, Solomon Technologies, Inc. (“Solomon”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Integrated Power Systems LLC, Power Designs Inc., The Vantage Partners LLC, certain other persons and Technipower LLC (“Technipower”), a Danbury, Connecticut based manufacturer of power supplies and related equipment for the defense, aerospace and commercial sectors, and simultaneously closed on the acquisition of all of the outstanding membership units and warrants to purchase membership units of Technipower (the “Acquisition”). Solomon purchased Technipower for $3.0 million in newly designated Series C convertible redeemable preferred stock (“Series C Preferred Stock”), common stock valued at $2.9 million and the assumption of certain liabilities totaling approximately $850,000, including approximately $700,000 outstanding under Technipower’s $1.5 million revolving credit facility.

Within 5 days after the closing of the Acquisition Solomon must deliver to the sellers approximately 4,461,538 shares of common stock and approximately 4,615,385 shares of Series C Preferred Stock, except that 25% of the common stock will be deposited in escrow to support the sellers’ indemnity obligations under the Purchase Agreement. The escrowed shares will also fund any required working capital adjustment in favor of Solomon. The share amounts were calculated using an agreed $.65 per share price, which was based on the average of the average closing bid prices of the common stock over two 30-day periods, one ending three days before the closing and one ending two days before the closing. Solomon must issue additional shares to the sellers at the one year anniversary of the closing if the 30-day average trading price at that time is more than 5% less than $.65 per share. At its option, Solomon may instead pay the adjustment in cash.

Solomon also entered into a Registration Rights Agreement with the sellers, dated as of August 17, 2006, pursuant to which Solomon agreed to file, on or before November 1, 2006, a registration statement under the Securities Act of 1933, as amended, covering the shares of common stock issued to the sellers in connection with the closing and the shares of common stock underlying the Series C Preferred Stock issued to the sellers in connection with the closing.

On August 17, 2006, Solomon filed a Certificate of Designation of Series and Determination of Rights and Preferences for the Series C Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware and designated 4,700,000 shares of its preferred stock as Series C Preferred Stock. Under the Certificate of Designations, the holders of the Series C Preferred Stock will be entitled to dividends at the rate of 10% of the Stated Value of the Series C Preferred Stock and a liquidation preference (the “Liquidation Preference”) equal to the Stated Value of the Series C Preferred Stock plus accrued dividends. The “Stated Value” per share of Series C Preferred Stock is $.65. The holders of the Series C Preferred Stock will also have the right to elect two members of Solomon’s board of directors and the right to vote with the holders of common stock at the rate of 1.25 votes for each share of preferred stock. In addition, the affirmative vote of the holders of 75% of the outstanding shares of Series C Preferred Stock will be required for Solomon to:

•	amend, alter or repeal any provision of Solomon’s certificate of incorporation or by-laws in a manner that would adversely affect the rights and preferences attributable to Series C Preferred Stock;
•
reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock;

•
authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock or that may adversely alter the governance of Solomon or the relative voting rights of the holders of Series C Preferred Stock;

•	issue any additional shares of Series C Preferred Stock;
•
merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into Solomon, or sell, lease or otherwise dispose of Solomon’s assets other than in the ordinary course of business or liquidate, dissolve, wind-up, recapitalize or reorganize or any other transaction that would likely result in a change of control of Solomon;

•	pay dividends or make any other distribution on, or redeem, any shares of any class or series of equity securities other than the Series C Preferred Stock;
•
incur any indebtedness for borrowed money in excess of $250,000 or guarantee or become contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business and indebtedness incurred in connection with a redemption of all of the outstanding shares of Series C Preferred Stock; or

•	purchase assets in bulk of any other company or purchase any capital stock (or equivalent equity interests) of any other company.

Each share of Series C Preferred Stock is convertible at any time after December 16, 2006 and from time to time thereafter into the greater of (i) the result of dividing the Stated Value by the Conversion Price and (ii) the result of dividing the Liquidation Preference by the 30-day average closing price of the common stock for the 30 trading days preceding the date of conversion. The “Conversion Price” is initially equal to the Stated Value but is subject to adjustment for stock splits, stock dividends and similar transactions.

The Series C Preferred Stock is redeemable initially for an amount equal to the Stated Value plus accrued dividends. Solomon must pay the holders of the Series C Preferred Stock an aggregate of $250,000 in cash if the Series C Preferred Stock is not redeemed by October 15, 2006. If the Series C Preferred Stock is not redeemed and such $250,000 payment is not made by December 15, 2006, the redemption price increases to 175% of the Stated Value, plus accrued interest.

Three of Solomon directors, Gary Laskowski, Jonathan Betts and Michael D’Amelio, held indirect ownership interests in Technipower at the time of the Acquisition. An independent committee of Solomon’s board of directors negotiated the documentation of the Acquisition and recommended its approval by the full board of directors.

On August 11, 2006, the board of directors of Solomon approved an amendment to the Solomon Technologies, Inc. 2003 Stock Option Plan (the “Plan”). The Plan originally provided for the grant of incentive stock options, non-qualified options and tandem stock appreciation rights to Solomon’s employees (including officers) and directors and certain of Solomon’s consultants and advisors. As amended, the Plan adds free-standing stock appreciation rights, restricted stock awards (including both restricted stock and restricted stock units) and performance-based awards to the types of awards that may be granted. The Plan also now provides that the exercise price per share of common stock subject to a non-qualified stock option shall not be less than the fair market value per share of common stock on the date of grant.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c) Exhibits. The following exhibits are furnished herewith:

3.1	Certificate of Designation of Series and Determination of Rights and Preferences of Series C Preferred Stock of Solomon Technologies, Inc.
99.1	Press release to be issued by Solomon Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: August 17, 2006	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President (Principal Executive Officer